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                            WORLD OF SCIENCE, INC.
                                 TICKER:  WOSI
                                EXCHANGE:  NMS

                               FORM-TYPE:  10-K
                       Exhibit 23.  Consent of KPMG LLP


                         FILING-DATE:  April 28, 2000

                                 Exhibit 23.1

                         Independent Auditors' Consent


The Board of Directors
World of Science, Inc.


We consent to incorporation by reference in the registration statement Nos. 333-36321 and 333-36037 on Form S-8 of World of Science, Inc. of our report dated March 24, 2000, relating to the consolidated balance sheets of World of Science, Inc. and subsidiary as of January 29, 2000 and January 30, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended January 29, 2000, which report has been included in the January 29, 2000 annual report on Form 10-K of World of Science, Inc.

                                        /s/ KPMG LLP

April 28, 1999
Rochester, New York